EXHIBIT D-7


                                   BEFORE THE
                     PENNSYLVANIA PUBLIC UTILITY COMMISSION



Petition of Pennsylvania  Power Company       :
Seeking a Specific Determination   Allowing   :
Certain  Fossil  Assets  To  Be Eligible      :    Docket No. P_________________
Facilities  Pursuant to Section 32 of the     :
Public Utility Holding Company Act of 1935    :



                     PETITION OF PENNSYLVANIA POWER COMPANY


TO THE PENNSYLVANIA PUBLIC UTILITY COMMISSION:

          Petitioner, Pennsylvania Power Company ("Penn Power"), an electric public utility company of Pennsylvania subject to the regulatory jurisdiction of the Pennsylvania Public Utility Commission (the "Commission"), and maintaining offices at 2800 Pottsville Pike, Reading, Pennsylvania 19612-6001, for itself and on behalf of Ohio Edison Company ("Ohio Edison"), The Cleveland Electric Illuminating Company ("CEI"), The Toledo Edison Company ("Toledo Edison"), Metropolitan Edison Company ("Met-Ed") and Pennsylvania Electric Company ("Penelec") respectfully submit in support of the above-captioned Petition the following:

          1. Penn Power is a Pennsylvania electric public utility engaged in the production, generation, purchase, transmission, distribution and sale of electric energy and related utility services to more than 157,400 residential, commercial and industrial customers located within six counties and 114 municipalities of the Commonwealth of Pennsylvania.

          2. Copies of all correspondence and other communications relating to this proceeding should be addressed to:

                              LINDA R. EVERS, ESQ.
                           FIRSTENERGY SERVICE COMPANY
                              2800 POTTSVILLE PIKE
                             READING, PA 19612-6001
                                 (610) 921-6658
                               (616)939-8655 (FAX)
                           LEVERS@FIRSTENERGYCORP.COM

                                     - AND -

                              STEPHEN L. FELD, ESQ.
                           FIRSTENERGY SERVICE COMPANY
                              76 SOUTH MAIN STREET
                                 AKRON, OH 44308
                                 (330) 384-4573
                              (330) 384-3875 (FAX)
                            FELDS@FIRSTENERGYCORP.COM

          3. By this Petition, Penn Power seeks a specific determination by the Commission that allowing the following power plants to each be an "eligible facility" pursuant to Section 32 of the Public Utility Holding Company Act of 1935 ("PUHCA") will (1) benefit consumers, (2) is in the public interest and (3) does not violate Pennsylvania law: Ashtabula Generating Station Unit 5 in Ashtabula, Ohio; Bayshore Generating Station Units 1-4 and the Bayshore Peaking Facility in Toledo, Ohio; the R.E. Burger Generating Station Units 3-5 and the R.E. Burger Peaking Facility in Shadyside, Ohio; the Eastlake Generating Station Units 1-5 and the Eastlake Peaking Facility in Eastlake, Ohio; the Edgewater Peaking Facility in Lorain, Ohio; the Lake Shore Generating Station Unit 18 and the Lake Shore Peaking Facility in Cleveland, Ohio; the Mad River Peaking Facility in Springfield, Ohio; the Bruce Mansfield Generating Station Units 1-3 in Shippingport, Pennsylvania; the Richland Peaking Facility Units 1-3 in Defiance, Ohio; the W.H. Sammis Generating Station Units 1-7 and the W.H. Sammis Peaking Facility in Stratton, Ohio; the Stryker Peaking Facility in Springfield,


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


Ohio; the West Lorain Peaking Facility Unit 1 in Lorain, Ohio and the Seneca Pumped Storage Generating Station in Warren, Pennsylvania (collectively, the "Fossil Assets")./1/

          4. Penn Power is a direct, wholly-owned electric public utility subsidiary of Ohio Edison. Ohio Edison and its affiliates, CEI, Toledo Edison, Met-Ed and Penelec (collectively, the "FirstEnergy Operating Companies"), are electric public utilities and direct, wholly-owned subsidiaries of FirstEnergy Corp. ("FirstEnergy"), a public utility holding company registered under PUHCA. Penelec, Met-Ed and Penn Power provide electric service to customers within the Commonwealth of Pennsylvania and are subject to regulation by the Pennsylvania Public Utility Commission ("PaPUC"). CEI, Toledo Edison and Ohio Edison provide electric service to customers within the State of Ohio and are subject to regulation by the Public Utilities Commission of Ohio ("PUCO"). Penelec, as lessee of the property of the Waverly Electric Light & Power Company, also provides electric service to customers in the State of New York and is subject to regulation by the New York Public Service Commission.

          5. FirstEnergy Corp. desires to proceed with a series of intra system asset transfers at the conclusion of which FirstEnergy Generation Corp. ("Genco"), an existing wholly-owned, indirect subsidiary of FirstEnergy Corp., will own the Fossil Assets./2/ These transactions are being undertaken in furtherance of one of the principal objectives of the restructuring plans of CEI, Toledo Edison, Ohio Edison and Penn Power (collectively, the "Transferring Utilities") that were approved by the PUCO and, in the case of Penn Power, by

--------------------
(1) In a separate filing Penn Power has submitted to the Commission pursuant to
Section 2102 of the Public Utility Code (66 Pa. C.S.A. 2102) certain agreements necessary to effect its transfer of its ownership interests in the Fossil Assets.

(2) FirstEnergy Corp is also undertaking to transfer certain nuclear generation assets to FirstEnergy Nuclear Generation Corp. That transfer is the subject of a separate PUHCA ss.32c Petition to be filed with the Commission.


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


the PaPUC. Under the restructuring plans, over time generation assets were to be separated from the regulated delivery business of the Transferring Utilities. As an interim step in this plan, the Transferring Utilities entered into a Master Facility Lease dated as of January 1, 2001 ("Master Lease"), attached hereto as Appendix A, pursuant to which Genco leases from the Transferring Utilities their respective ownership interests in the Fossil Assets and operates and maintains those plants.

          6. The Master Lease, which has previously been approved by the PUCO, the PaPUC (Docket No. P-00011869) and the Federal Energy Regulatory Commission ("FERC"), includes a purchase option under which Genco may purchase the Fossil Assets at specified prices. Genco intends to exercise this option and acquire the FirstEnergy Operating Companies ownership interests/3/ in the Fossil Assets for the purchase prices specified in Exhibits A through D of the Master Facility Lease. Genco will also assume all of the Transferring Utilities' direct and indirect liabilities associated with the Fossil Assets. The current ownership interests and other information with respect to the Fossil Assets are listed on Appendix B.

          7. Penn Power and FirstEnergy desires that Genco qualify as an exempt wholesale generator ("EWG"), which will exempt Genco from all provisions of PUHCA. Under Section 32 of PUHCA, certain generators of electricity qualify for EWG status. EWGs must, in general, be engaged exclusively in the business of owning or operating "eligible facilities" and selling electricity at wholesale. The purposes of this and related statutory provisions adopted in the Energy Policy Act of 1992 ("EPAct") were to use market forces instead of government regulation to advance security goals, to encourage investment in generation and to protect consumers. In EPAct, Congress amended PUHCA to make it easier to

--------------------
(3) CEI and Toledo Edison previously entered into Sale/Leaseback transactions involving several Fossil Assets. Their leasehold interests are not being transferred at this time.


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


invest in EWGs in order to develop a competitive market for wholesale electric power.

          8. As noted, then, under Section 32(a) of PUHCA, the Fossil Assets must be found to be "eligible facilities" in order for Genco to be accorded EWG status with respect to the Fossil Assets. Specifically, that section defines an EWG as follows:

          any person determined by the Federal Energy Regulatory Commission to be engaged directly, or indirectly through one or more affiliates . . . , and exclusively in the business of owning or operating, or both owning and operating, all or part of one or more eligible facilities and selling electric energy at wholesale. . . .

15 U.S.C. P. 79z-5a(a) (emphasis added).

          9. Because rates for the electric energy produced by the Fossil Assets were in effect under, inter alia, Pennsylvania and Ohio law, as applicable, as of October 24, 1992 (the date of the enactment of Section 32 of PUHCA), in order for the Fossil Assets to be considered "eligible facilities" under PUHCA,

          (c) . . . every State commission having jurisdiction over any such rate or charge must make a specific determination that allowing such facility to be an eligible facility (1) will benefit consumers, (2) is in the public interest, and (3) does not violate State law; Provided, that in the case of such a rate or charge which is a rate or charge of an affiliate of a registered holding company:

                    (A) such determination with respect to the facility in
               question shall be required from every State commission having jurisdiction over the retail rates and charges of the affiliates of such registered holding company . . . .

15 U.S.C. P. 79z-5a(c).

          10. A petition will be filed with the FERC seeking authorization for the contemplated transactions insofar as such transaction is subject to the jurisdiction of that agency. In accordance with Section 32(c) of PUHCA as a


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


Transferring Utility and, as an affiliate of the other Transferring Utilities and a subsidiary of FirstEnergy, a registered holding company under PUHCA, Penn Power also must obtain from this Commission a specific determination that allowing the Fossil Assets to be eligible facilities will (1) benefit Pennsylvania consumers, (2) is in the public interest and (3) does not violate Pennsylvania law. See 15 U.S.C. P. 79z-5a(c).

          11. No market power concerns are raised by the contemplated transactions, because there will be no net change to the FirstEnergy System's existing owned generation resources (approximately 11,926 MW), and thus competition among electricity suppliers in the region will not be affected.

          12. Because all of the electricity available from the Fossil Assets is and will continue to be sold to FirstEnergy Solutions Corp., a power marketing affiliate of Penn Power, the contemplated transactions will not adversely affect either the availability or reliability of electric supply to Penn Power's customers or any other electricity customer.

          13. In addition, the transfer of the Transferring Utilities ownership interests of the Fossil Assets from regulated utilities to separate, competitive entities is consistent with the goals of the Commission's Competitive Safeguards/Code of Conduct (52 Pa. Code ss.ss.54.121 et seq.).

          14. The benefits of functional separation of generation and marketing from energy delivery include:

               (a) POSITIVE EFFECTS ON RETAIL COMPETITION. The separation of functions will facilitate compliance with the Commission's Competitive Safeguards/Code of Conduct (52 Pa. Code ss.ss. 54.121 et seq.) because the individuals involved in these functions will be employed by different corporate entities.


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               (b) INSULATION OF UTILITY CUSTOMERS FROM COMPETITIVE BUSINESS
RISKS. Conducting competitive generation businesses through separate subsidiaries, rather than through functional divisions of Penn Power, and the separate financing of their activities will ensure that Penn Power's customers are effectively shielded from the potential earnings volatility of those businesses.

               (c) INCREASED ACCOUNTABILITY. Legally distinct entities will increase internal accountability and enable management to more thoroughly evaluate the success of existing and new businesses. This form of organization is also consistent with business segment reporting as now required under Securities and Exchange Commission ("SEC") and financial accounting rules.

               (d) FINANCIAL FLEXIBILITY. The separation of functions will allow use of the financing techniques best suited to the requirements, characteristics and risks of non-utility operations without affecting Penn Power's creditworthiness. The ability to access different capital markets quickly with a broad range of financial instruments and maturities will permit a financing to be tailored to the type of investment being made on the most attractive possible terms.

          15. Allowing the Fossil Assets to be "eligible facilities" does not violate any Pennsylvania statute or regulation. If the Fossil Assets become "eligible facilities", exempting Genco and FE Nuclear from PUHCA regulation, the Commission's objectives in transitioning to a competitive marketplace will be advanced, consumers will benefit and the public interest will be served.


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


          16. The following Appendices are filed herewith:

              Appendix A Master Facility Lease Dated as of January 1, 2001 Appendix B Fossil Plant Information

          17. Although the Commission has previously made the requisite determination under Section 32 of PUCHA with respect to Penn Power's ownership interests in Mansfield 1, Mansfield 2, Mansfield 3, Sammis 7, Edgewater Peaking and Mad River Peaking at Docket No. P-00011869, these plants will need to be designated as eligible facilities on behalf of the Ohio FirstEnergy Operating Companies. Additionally, we ask that the Commission designate the remaining plants listed in Appendix B as eligible facilities on behalf of Penn Power and the other FirstEnergy Operating Companies.

          WHEREFORE, the Petitioner respectfully urges that the Commission make a specific determination that allowing the Fossil Assets to each be an eligible facility within the meaning of Section 32 of the Public Utility Holding Company Act of 1935 will benefit consumers, is in the public interest and does not violate Pennsylvania law.

Dated: May 19, 2005                      Respectfully submitted,

                                         ATTORNEYS FOR PENNSYLVANIA
                                         POWER COMPANY


                                         By:/s/ Linda R. Evers
                                            ------------------------------------
                                                Linda R. Evers
                                                FirstEnergy Service Company
                                                2800 Pottsville Pike
                                                P.O. Box 16001
                                                Reading, PA 19612-6001
                                                (610) 921-6658

                                                Stephen L. Feld
                                                FirstEnergy Service Company
                                                76 South Main Street
                                                Akron, OH 44308
                                                (330) 384-4573


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


                                  VERIFICATION



          I, Linda R. Evers, hereby state that I am authorized, as Attorney for the within Petitioners, to make this verification on their behalf, and that the facts above set forth are true and correct to the best of my knowledge, information and belief. I understand that the statements herein are made subject to the penalties of 18 Pa. C.S. ss. 4904 (relating to unsworn falsification to authorities).


Date:  May 19, 2005                        /s/  Linda R. Evers
                                           -------------------------------------
                                                Linda R. Evers

                                                                      APPENDIX B
                                                                      ----------

                            FOSSIL PLANT INFORMATION


    Plant               Location       Approximate MW        Ownership%*
--------------------------------------------------------------------------------

Ashtabula 5           Ashtabula, OH          244          CEI 100%
--------------------------------------------------------------------------------
Bay Shore 1-4         Toledo, OH             631          Toledo Edison 100%
Bay Shore Peaking                            17
--------------------------------------------------------------------------------
R.E. Burger 3-5       Shadyside, OH          406          Ohio Edison 100%
--------------------------------------------------------------------------------
R.E. Burger Peaking   Shadyside, OH           7           Ohio Edison 85.6%
                                                          Penn Power 14.4%
--------------------------------------------------------------------------------
Eastlake 1-5          Eastlake, OH         1,233          CEI 100%
Eastlake Peaking                             29
--------------------------------------------------------------------------------
Lakeshore 18          Cleveland, OH          245          CEI 100%
Lakeshore Peaking                              4
--------------------------------------------------------------------------------
Bruce Mansfield 1     Shippingport, PA       780          Ohio Edison 60%
                                                          Penn Power 33.5%
--------------------------------------------------------------------------------
Bruce Mansfield 2     Shippingport, PA       780          Ohio Edison 43.06%
                                                          Penn Power 9.36%
                                                          CEI 1.60%
--------------------------------------------------------------------------------
Bruce Mansfield 3     Shippingport, PA       800          Ohio Edison 49.34%
                                                          Penn Power 6.28%
--------------------------------------------------------------------------------
W.H. Sammis 1-6       Stratton, OH         1,620          Ohio Edison 100%
--------------------------------------------------------------------------------
W.H. Sammis 7         Stratton, OH           600          Ohio Edison 48%
                                                          Penn Power 20.8%
                                                          CEI 31.2%
--------------------------------------------------------------------------------
W.H. Sammis Peaking   Stratton, OH            13          Ohio Edison 85.6%
                                                          Penn Power 14.4%
--------------------------------------------------------------------------------
Edgewater Peaking     Lorain, OH              48          Ohio Edison 86.0%
                                                          Penn Power 14.0%
--------------------------------------------------------------------------------
Richland Peaking 1-3  Defiance, OH            42          Toledo Edison 100%
--------------------------------------------------------------------------------
Seneca                Warren, PA             435          CEI 100%
--------------------------------------------------------------------------------
West Lorain           Lorain, OH             120          Ohio Edison 100%
Peaking Unit 1
--------------------------------------------------------------------------------
Mad River Peaking     Springfield, OH         60          Ohio Edison 85.6%
                                                          Penn Power 14.4%
--------------------------------------------------------------------------------
Stryker Peaking       Springfield, OH         18          Toledo Edison 100%
--------------------------------------------------------------------------------

-------------------
* Ownership percentages may not total 100% because the sale/leaseback interests in certain plants are not being transferred.